EXHIBIT (8)(c)(2)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

(CREDIT SUISSE)

AMENDMENT NO. 1

TO

PARTICIPATION AGREEMENT

The Participation Agreement, dated as of August 11, 1998, by and among CREDIT SUISSE TRUST (formerly Credit Suisse Warburg Pincus Trust), CREDIT SUISSE ASSET MANAGEMENT, LLC (formerly known as Warburg Pincus Asset Management, Inc.), CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC. (formerly known as Counsellors Securities, Inc.) and AUSA LIFE INSURANCE COMPANY, INC. (formerly First Providian Life and Health Insurance Company), and restated as of June 10, 1999 (as restated, “the Agreement”), is hereby amended as follows.

1. Amendment to Schedule 2. Schedule 2 to the Agreement is amended hereby to read in its entirety as follows:

Schedule 2

The Separate Account shown on Schedule 1 may invest in the following Designated Portfolios of the Credit Suisse Trust:

Credit Suisse International Focus Portfolio (formerly known as Warburg Pincus International Equity Portfolio)

Credit Suisse Small Cap Growth Portfolio (formerly known as Warburg Pincus Small Company Growth Portfolio)

2. Ratification and Confirmation of the Agreement. Except as expressly amended hereby, all representations, warranties, covenants, terms and conditions of the Agreement are ratified and affirmed in all respects and that the Agreement, as amended hereby, shall remain in full force and effect. All defined terms will have the same meanings as ascribed to them in the Agreement, unless otherwise defined in this Amendment.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2002.

CREDIT SUISSE TRUST		AUSA LIFE INSURANCE COMPANY, INC.

By:	/s/ Hal Liebes	By:	/s/ Larry N. Norman

Name:	Hal Liebes	Name:	Larry N. Norman

Title:	Vice President & Secretary	Title:	Vice President

CREDIT SUISSE ASSET MANAGEMENT, LLC		CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.

By:	/s/ Hal Liebes	By:	/s/ Hal Liebes

Name:	Hal Liebes	Name:	Hal Liebes

Title:	Managing Director	Title:	Secretary